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                                                                      Exhibit 23





                          CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statements of Ecolab Inc. on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986 and 33-56101) of our report dated June 12, 1998 on our audits of the financial statements of the Ecolab Savings Plan as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and related supplemental schedules as of and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K. We also consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in Registration No. 33-56101, as it relates to the financial statements and related supplemental schedules referred to above and included in this Annual Report on Form 11-K.


                                             /s/Coopers & Lybrand L.L.P.
                                             COOPERS & LYBRAND L.L.P.


Saint Paul, Minnesota
June 29, 1998